EXHIBIT 99.1

Fluidigm Announces Third Quarter 2018 Financial Results

Total revenue increases 17 percent to $29.0 million

Mass cytometry revenue growth of 50 percent

Instrument revenue growth of 32 percent

SOUTH SAN FRANCISCO, Calif., Nov. 01, 2018 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ:FLDM) today announced financial results for the third quarter ended September 30, 2018.

Third Quarter Highlights

  Total revenue increased 17 percent to $29.0 million from $24.7 million in the third quarter of 2017, with mass cytometry revenue growth of 50 percent and total instrument revenue growth of 32 percent compared to the year ago period.
  GAAP net loss was $14.8 million, compared with a GAAP net loss of $15.9 million for the third quarter of 2017.
  Non-GAAP net loss was $5.2 million, compared with a $8.6 million non-GAAP net loss for the third quarter of 2017.

“We are pleased with the strong operational performance this quarter driven by revenue growth around the world, led by mass cytometry,” said Chris Linthwaite, President and CEO.

“This quarter, we delivered robust global sales in mass cytometry for instruments and consumables with strong global placements of Hyperion Imaging System, leading a new path forward for high-multiplex imaging. Driving future market expansion for our Hyperion Imaging System, a new contract research organization just announced the launch of their Imaging Mass Cytometry services with a pipeline of pharma research projects,” added Linthwaite.

“Our technologies continue to generate pioneering multi-omic insights with the publication of the 10,000 Immunome Project, the launch of two total RNA single cell sequencing applications for C1 and an important clinical study that used mass cytometry to characterize T cells. This progress represents the achievement of key milestones in accelerating our market expansion efforts.  Looking ahead, we are focused on driving growth in 2019 and beyond as we execute on our long-term strategy to provide indispensable tools to power future health care insights.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Third Quarter 2018 Results

Revenue by category:

Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$13.9 million	32%	48%
Consumables	$10.4 million	3%	36%
Service	$4.7 million	14%	16%

Revenue by market:

  Mass cytometry revenue, comprising instruments, consumables, and service, increased 50 percent to $17.9 million from $11.9 million in the prior year period. Mass cytometry product revenue increased 48 percent to $15.2 million from $10.3 million in the prior year.

  Genomics revenue, comprising instruments, consumables, and service, decreased 13 percent to $11.1 million from $12.8 million in the prior year period. Genomics product revenue decreased 12 percent to $9.0 million from $10.3 million in the prior year period due to lower sales of high-throughput and single-cell genomics products.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
United States	$13.3 million	19%	46%
Europe	$8.8 million	14%	30%
Asia-Pacific	$6.5 million	34%	23%
Other	$0.4 million	(59%)	1%

Product margin:

GAAP product margin was 52.0 percent in the third quarter of 2018 compared to 44.5 percent in the year ago period and 48.8 percent in the second quarter. Non-GAAP product margin was 66.0 percent in the third quarter of 2018 compared to 62.1 percent in the year ago period and 65.0 percent in the second quarter. The year-over-year and sequential increases in product margins were due to higher plant utilization and favorable product mix, and in the case of GAAP margin, were coupled with fixed amortization over higher revenue.

Cash, cash equivalents, and investments as of September 30, 2018:

Cash, cash equivalents, and investments as of September 30, 2018, were $35.8 million. Cash, cash equivalents, and investments as of June 30, 2018, were $40.4 million.

Operational and Business Progress

Market expansion:

  Sirona Dx Introduces Imaging Mass Cytometry Services to Advance Biomarker Discovery and Therapeutic Development:  SironaDx, a specialized contract research organization that provides high-quality clinical research services to pharmaceutical and clinical research clients, announced the introduction of Imaging Mass Cytometry™ services on the Fluidigm Hyperion™ Imaging System to advance biomarker discovery and therapeutic development.

  Foundational 10,000 Immunomes Project Uses Mass Cytometry to Establish a Reference Standard for the Human Immune System: In October, Fluidigm announced the publication of the 10,000 Immunomes Project, a seminal human immune reference standard containing mass cytometry immune cell profiles, by investigators at the University of California, San Francisco, and the Northrop Grumman Information Systems Health IT. Released in Cell Reports, the 10,000 Immunomes Project reference includes standardized measurements of the immune system from 10,344 healthy human subjects varying by age, sex, ethnicity, and state of pregnancy.

New product innovations:

  Single-Cell Total RNA Sequencing Applications for the C1™ system: In September, Fluidigm launched two new total RNA sequencing applications for the C1, providing researchers with new tools to deeply characterize unique cellular subtypes and functional states.

Strategic agreements:

  Agreement with Visiopharm to Expand and Simplify Imaging Mass Cytometry™ Data Analysis: In September, Fluidigm and Visiopharm A/S announced a co-marketing agreement to expand the suite of Hyperion™ Imaging System data analysis tools for translational and clinical research. Visiopharm® Phenomap™ software automates image analysis for Imaging Mass Cytometry, providing automated cell segmentation and phenotyping of cell classes in addition to powerful visualization of cell populations with phenotypic charting and t-SNE clustering.

  Agreement with GenomOncology to Provide a Comprehensive Immuno-Oncology Gene Expression Solution on the Biomark™ HD system: In September, Fluidigm and GenomOncology announced an expanded Immuno-Oncology Gene Expression Workflow providing a best-in-class solution for immuno-oncology research from RNA extraction to comprehensive data analysis to advance therapeutic development. The GO Immuno-Oncology Workbench is a powerful software tool that enables comprehensive analysis of immuno-oncology cohorts, integrating molecular and phenotypic data together with immuno-oncology-specific annotations to power translational studies.

Fourth Quarter 2018 Guidance

  Total revenue of $29 million to $32 million.
  GAAP operating expenses of $28.5 million to $29.5 million.
  Non-GAAP operating expenses of $25.5 million to $26.5 million excluding stock-based compensation and depreciation and amortization expenses of approximately $2 million and $1 million, respectively.
  Total cash outflow of $3 million to $4 million.

Conference Call Information
Fluidigm will host a conference call today, November 1, 2018, at 2:00 p.m. PT (5:00 p.m. ET) to discuss third quarter 2018 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 6099918. A live webcast of the conference call will be available online from the Investor Relations page of the company’s website at http://investors.fluidigm.com/events.cfm. The link will not be active until 1:45 p.m. PT (4:45 p.m. ET) on November 1, 2018.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at http://investors.fluidigm.com/. In addition, a telephone replay of the teleconference will be available 90 minutes after the end of the call. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number: 6099918. The telephone replay will be available until November 8.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended September 30, 2018, and September 30, 2017, as well as projected for the fourth quarter of 2018. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating expenses exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding anticipated applications and benefits of collaborations and new tools, progress in market expansion efforts, and projected revenues, expenses, and cash flows for the fourth quarter of 2018. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in the Fluidigm Annual Report on Form 10-K for the year ended December 31, 2017, and in its other filings with the Securities and Exchange Commission, including the Fluidigm Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for markets such as mass cytometry, high-throughput genomics, and single‑cell genomics. We sell to leading academic institutions, clinical research laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, Biomark, C1, Hyperion, and Imaging Mass Cytometry are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners.

Contact:

Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Instruments	$13,890	$10,518	$31,831	$31,183
Consumables	10,352	10,058	34,665	30,200
Product revenue	24,242	20,576	66,496	61,383
Service revenue	4,721	4,133	14,143	12,620
License revenue	-	$38	-	190
Total revenue	28,963	24,747	80,639	74,193
Costs and expenses:
Cost of product revenue	11,635	11,414	33,017	33,060
Cost of service revenue	1,506	1,150	4,784	3,437
Research and development	7,430	7,683	22,072	23,668
Selling, general and administrative	20,020	20,102	57,812	63,653
Total costs and expenses	40,591	40,349	117,685	123,818
Loss from operations	(11,628)	(15,602)	(37,046)	(49,625)
Interest expense	(4,019)	(1,456)	(9,824)	(4,367)
Other income, net	117	379	465	571
Loss before income taxes	(15,530)	(16,679)	(46,405)	(53,421)
Income tax benefit	780	735	2,167	3,343
Net loss	$(14,750)	$(15,944)	$(44,238)	$(50,078)

Net loss per share, basic and diluted	$(0.38)	$(0.46)	$(1.13)	$(1.61)

Shares used in computing net loss per share, basic and diluted	39,235	34,513	39,033	31,051

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,829	$58,056
Short-term investments	-	5,080
Accounts receivable, net	18,379	15,049
Inventories	15,424	15,088
Prepaid expenses and other current assets	2,228	1,528
Total current assets	71,860	94,801
Property and equipment, net	9,760	12,301
Other non-current assets	6,362	7,541
Developed technology, net	60,200	68,600
Goodwill	104,108	104,108
Total assets	$252,290	$287,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,246	$4,211
Accrued compensation and related benefits	14,526	10,535
Other accrued liabilities	6,582	8,490
Deferred revenue, current portion	11,511	10,238
Total current liabilities	38,865	33,474
Convertible notes, net	169,345	195,238
Deferred tax liability, net	13,790	16,919
Other non-current liabilities	7,878	10,785
Total liabilities	229,878	256,416
Total stockholders' equity	22,412	30,935
Total liabilities and stockholders' equity	$252,290	$287,351

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(44,238)	$(50,078)
Depreciation and amortization	4,123	5,578
Stock-based compensation expense	6,057	7,097
Amortization of developed technology	8,400	8,400
Amortization of debt discounts, premiums and issuance costs	5,715	242
Other non-cash items	40	(535)
Changes in assets and liabilities, net	(4,660)	4,537
Net cash used in operating activities	(24,563)	(24,759)

Investing activities
Purchases of investments	(1,451)	(1,450)
Proceeds from sales and maturities of investments	6,541	24,375
Purchases of property and equipment	(352)	(1,388)
Net cash provided by investing activities	4,738	21,537

Financing activities
Payment of debt issuance costs	(2,779)	-
Proceeds from issuance of common stock through stock plans	562	28,843
Proceeds from exercise of stock options	25	63
Payments for taxes related to net share settlement of equity awards	(100)	(90)
Net cash (used in) provided by financing activities	(2,292)	28,816

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(110)	305
Net (decrease) increase in cash and cash equivalents	(22,227)	25,899
Cash and cash equivalents at beginning of period	58,056	35,045
Cash and cash equivalents at end of period	$35,829	$60,944

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net loss (GAAP)	$(14,750)	$(15,944)	$(44,238)	$(50,078)
Stock-based compensation expense	2,303	2,322	6,057	7,097
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Interest expense (b)	4,019	1,456	9,824	4,367
Depreciation and amortization	1,281	1,658	4,123	5,578
Benefit from acquisition related income taxes (c)	(898)	(877)	(2,525)	(2,535)
Loss on disposal of property and equipment	-	1	-	1
Net loss (Non-GAAP)	$(5,245)	$(8,584)	$(18,359)	$(27,170)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	39,235	34,513	39,033	31,051

Net loss per share - basic and diluted (GAAP)	$(0.38)	$(0.46)	$(1.13)	$(1.61)
Net loss per share - basic and diluted (Non-GAAP)	$(0.13)	$(0.25)	$(0.47)	$(0.88)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Product margin (GAAP)	$12,607	$9,162	$33,479	$28,323
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (d)	472	533	1,491	1,627
Stock-based compensation expense (d)	125	285	550	854
Product margin (Non-GAAP)	$16,004	$12,780	$43,920	$39,204

Product margin percentage (GAAP)	52.0%	44.5%	50.3%	46.1%
Product margin percentage (Non-GAAP)	66.0%	62.1%	66.0%	63.9%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating expenses (GAAP)	$27,450	$27,785	$79,884	$87,321
Stock-based compensation expense (e)	(2,177)	(2,037)	(5,506)	(6,243)
Depreciation and amortization (e)	(809)	(1,125)	(2,633)	(3,951)
Loss on disposal of property and equipment (e)	-	(1)	-	(1)
Operating expenses (Non-GAAP)	$24,463	$24,622	$71,745	$77,126

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Loss from operations (GAAP)	$(11,628)	$(15,602)	$(37,046)	$(49,625)
Stock-based compensation expense	2,303	2,322	6,057	7,097
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (e)	1,281	1,658	4,123	5,578
Loss on disposal of property and equipment (e)	-	1	-	1
Loss from operations (Non-GAAP)	$(5,244)	$(8,821)	$(18,466)	$(28,549)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense on Senior Convertible Notes
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities